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                                                                 EXHIBIT 24(iv)


                 [LETTERHEAD OF PRICE WATERHOUSE APPEARS HERE]



REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of CPM/Europe Limited

In our opinion, the balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of CPM/Europe Limited at December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the Republic of Ireland. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with United States generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse

Price Waterhouse
Chartered Accountants and Registered Auditors
Dublin

18 June 1996